UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 14, 2017

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 16th Street, Suite 300, Denver, CO 80202

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On December 14, 2017, the Company (defined below) filed a Current Report on Form 8-K (the “Original 8-K”) to report the adjournment of the Company’s 2017 annual meeting of shareholders until January 18, 2018. The Original 8-K inadvertently included an incorrect statement that the Company would set a new record date in connection with the adjournment of the meeting. The Company is not require to, and is not setting a new record date, for the adjourned meeting. The Company is filing this Amendment No. 1 to remove the incorrect statement. No other modifications to the Original 8-K are being made by this Amendment No. 1.

Item 8.01.   Other Events

On December 14, 2017, Real Goods Solar, Inc. (the “Company”) convened its 2017 annual meeting of shareholders. However, only 25.28% of the shares of the Company’s Class A common stock entitled to vote were present in person or by proxy at the meeting, resulting in a quorum not being present. Accordingly, the Company adjourned the 2017 annual meeting of shareholders in accordance with the terms of the Company’s bylaws until January 18, 2018 at 10:00 a.m. Mountain Time at the Holiday Inn Express, 401 17th Street, Denver, CO 80202 to allow the Company additional time to solicit the remaining votes necessary to achieve a quorum for the meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Alan Fine
Alan Fine
Chief Financial Officer

Date: January 3, 2018